Filed Pursuant to Rule 424(b)(3)
Registration No. 333-72662

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JANUARY 8, 2002

$1,000,000,000

Washington Mutual, Inc.

5 5/8% Senior Notes due January 15, 2007

    This supplement amends and should be attached to the cover page of the Washington Mutual, Inc. prospectus supplement dated January 8, 2002 to the prospectus dated January 8, 2002.

    Notwithstanding anything to the contrary in the accompanying prospectus supplement, the International Security Identification Number (ISIN) contained in the seventh paragraph of page S-19 should read as follows:

US939322AG85

The date of this supplement is January 9, 2002.